TRADING AUTHORIZATION/POWER OF ATTORNEY
AND INDEMNIFICATION FORM:
FOR NON-US PERSON SIGNING OUTSIDE THE UNITED STATES

This document constitutes a power of attorney, designed to give a designated person either (1) limited trading authorization or (2) full trading authorization over a brokerage account as further set forth herein.

I. ACCOUNT INFORMATION

FINANCIAL ORGANIZATION NAME: GIZ LTD
(hereafter, "Financial Organization")

ACCOUNT TITLE:

ACCOUNT NUMBER: ☐☐☐-☐☐☐☐☐☐

II. AUTHORIZATION

The undersigned hereby authorizes the following individual, PANAYOTIS CONSTANTINOU (whose information appears below), as his or her authorized agent to buy, sell (including short sales) and trade in stocks, bonds, options contracts and any other securities and/or commodities and/or contracts relating to the same on margin or otherwise in accordance with the terms and conditions of Financial Organization for his or her account and risk and in the undersigned's name or number on Financial Organization's books. In addition, the undersigned hereby specifically authorizes the agent to make transactions, which would result in uncovered short positions in options contracts or in the uncovering of any existing short position in options contracts. The undersigned hereby agrees to indemnify and hold Financial Organization and its clearing firm, Pershing LLC, harmless from, and to pay Financial Organization and/or Pershing LLC promptly on demand of, any and all losses arising therefrom or debit balance due thereon. This Trading Authorization/Power of Attorney and Indemnification shall not terminate in the event of the disability or incapacity of the undersigned.

Full trading authorization gives a designated person the power to place orders in an account, request disbursements and make inquiries concerning the account, such as obtaining account balances. Limited trading authorization gives a designated person the above powers, excluding the ability to request disbursements.

<u>NOTE</u>: By giving your agent full trading authorization, you are authorizing your agent to make gifts or other transfers of your money or other property from your account during your lifetime, without restriction, to any one or more persons, <u>including the agent himself or herself</u>. Granting such a power to your agent gives your agent the authority to take actions which could significantly reduce your property or change how your property is distributed at your death.

Please check one of the following boxes to indicate whether you want your agent to have limited trading authorization or full trading authorization:

☑ **LIMITED TRADING AUTHORIZATION**
In all such purchases, sales or trades, Financial Organization is authorized to follow the instructions of the authorized agent in every respect concerning the undersigned's account with Financial Organization, and he or she is authorized to act for the undersigned and on the undersigned's behalf in the same manner and with the same force and effect as the undersigned might or could do with respect to such purchases, sales or trades, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or trades. Limited trading authorization does not permit the authorized agent to redeem or withdraw assets from the undersigned's account.

☐ **FULL TRADING AUTHORIZATION**
Financial Organization is authorized to follow the instructions of the authorized agent in every respect concerning the undersigned's account with Financial Organization, and to make deliveries of securities and payment of moneys, without restriction, to any one or more persons (specifically including the agent himself or herself) as he or she may order and direct. In all matters and things aforementioned, as well as in all other things necessary or incidental to the furtherance or conduct of the account of the undersigned, the authorized agent is authorized to act for the undersigned and on the undersigned's behalf in the same manner and with the same force and effect as the undersigned might or could do. The agent must exercise this authority pursuant to the undersigned's instructions, or otherwise for purposes which the agent reasonably deems to be in the principal's best interest.

TAUTH

III. REVOCATION

This document does not revoke any other powers of attorney that the undersigned has previously executed, unless the undersigned has specified otherwise on the line below.

IV. INDEMNIFICATION

The undersigned hereby ratifies and confirms any and all transactions with Financial Organization or Pershing LLC heretofore or hereafter made by the aforesaid agent for the undersigned's account. This Trading Authorization/Power of Attorney and Indemnification is also a continuing one and shall remain in full force and effect until revoked by the undersigned by a written notice addressed to Financial Organization and delivered to Financial Organization's office at its address, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation. This Trading Authorization/Power of Attorney and Indemnification shall inure to the benefit of Financial Organization and Pershing LLC and of any successor firm or firms irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and of the assigns of Financial Organization, Pershing LLC or any successor firm.

V. SIGNATURE OF PRINCIPAL(S)

ACCOUNT OWNER'S/ PRINCIPAL'S SIGNATURE: **FOR AND ON BEHALF OF CAYROY LIMITED - DIRECTOR** [signature] AUTHORISED SIGNATORY   DATE: 24 MAY 2011

Please indicate the town/city and country where this document was signed:

JOINT ACCOUNT OWNER'S/ PRINCIPAL'S SIGNATURE: **FOR AND ON BEHALF OF TROYNOM LIMITED - DIRECTOR** [signature] AUTHORISED SIGNATORY   DATE: 24 MAY 2011

Please indicate the town/city and country where this document was signed:

VI. AUTHORIZED AGENT; AGENT'S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT

It is not required that the principal and the agent(s) sign at the same time, nor that multiple agents sign at the same time.

I/we, PANAYOTIS CONSTANTINOU, have read the foregoing Power of Attorney. I am/we are the person(s) identified therein as agent(s) for the principal named therein.

I/we acknowledge my/our legal responsibilities to the principal.

AGENT'S NAME: PANAYOTIS CONSTANTINOU

AGENT'S SIGNATURE: [signature]   DATE:

ADDRESS: CITY:

STATE: ZIP/POSTAL CODE:

PROVINCE/COUNTY/SUBDIVISION: COUNTRY:

☐☐☐-☐☐-☐☐☐☐

SOCIAL SECURITY NUMBER   TAXPAYER IDENTIFICATION NUMBER (if applicable)

CO-AGENT'S NAME:

CO-AGENT'S SIGNATURE: DATE:

ADDRESS: CITY:

STATE: ZIP/POSTAL CODE:

PROVINCE/COUNTY/SUBDIVISION: COUNTRY:

☐☐☐-☐☐-☐☐☐☐

SOCIAL SECURITY NUMBER   TAXPAYER IDENTIFICATION NUMBER (if applicable)